Exhibit (n)(5)

RBC FUNDS TRUST
(the “Trust”)
AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3
under the
INVESTMENT COMPANY ACT OF 1940

I.                   Introduction

As required by Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”), this Plan describes the multi-class system for the Trust, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. For so long as this Plan is in effect, the Trust’s Board of Trustees shall satisfy the fund governance standards defined in 1940 Act Rule 0-1(a)(7).

II.                The Multi-Class System

The Trust is authorized to issue its shares of beneficial interest in separate series, each of which reflects interest in a separate portfolio of investments and is, in effect, a separate mutual fund. In addition, the Trust is authorized to further subdivide such series of shares into separate classes, each of which may have different arrangements for shareholder services or the distribution of shares of the class or both, and shall pay all of the expenses of that arrangement; and which may also pay a different share of other expenses, not including advisory or custodial fees or other portfolio level expenses, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes.

Each existing series of the Trust (listed in Schedule A) and each subsequent series of the Trust that may be specifically added to this Plan (and listed in an amended Schedule A) (all such series referred to herein as “Multi-Class Funds” or “Funds”) shall offer shares in separate classes as indicated in Schedule A, subject to such offering restrictions or limitations as may be approved from time to time for one or more classes by the Board of Trustees. Shares of each class of a Multi-Class Fund shall represent an equal pro rata interest in that Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section C, below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, each Class shall have the features described below.

A.              Sales Charge Structure

1.                  Class A Shares. Class A shares of each Multi-Class Fund that offers Class A shares shall be offered at the then-current net asset value plus a front-end sales charge in such amount as is disclosed in the current prospectus for that Fund, including any prospectus supplements, and shall be subject to such reductions and waivers as are determined or approved by the Trust’s Board of Trustees. Class A shares shall generally not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for a Fund.

2.                  Class C Shares. Class C shares of each Multi-Class Fund that offers Class C shares shall be offered at net asset value and shall generally not be subject to a front-end sales charge, provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in the then-current prospectus, or in a prospectus supplement. Class C shares shall be available for purchase only up to such limits and to such categories of investors as may be set by the Trust’s Board of Trustees from time to time and disclosed in the then-current prospectus or in a prospectus supplement. Class C shareholders will be subject to a deferred sales charge under such conditions, and subject to such reductions or waivers, as may be approved by the Board of Trustees and disclosed in the then-current prospectus, or in a prospectus supplement.

3.                  Class F Shares. Class F shares of each Multi-Class Fund that offers Class F shares shall be available only to such categories of investors as are specified from time to time in the then-current prospectus for the relevant Fund, or in a prospectus supplement. Class F shares shall be offered at net asset value with no initial sales charge and shall not be subject to a contingent deferred sales charge provided, however, that such charge(s) may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for a Fund.

4.                  Class I Shares. Class I shares of each Multi-Class Fund that offers Class I shares shall be available only to such categories of investors as are specified from time to time in the then-current prospectus for the relevant Fund, or in a prospectus supplement. Class I shares shall be offered at net asset value with no initial sales charge and shall not be subject to a contingent deferred sales charge provided, however, that such charge(s) may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for a Fund.

5.                  Class R6 Shares. Class R6 shares of each Multi-Class Fund that offers Class R6 shares shall be available only to such categories of investors as are specified from time to time in the then-current prospectus for the relevant Fund, or in a prospectus supplement. Class R6 shares shall be offered at net asset value with no initial sales charge and shall not be subject to a contingent deferred sales charge provided, however, that such charge(s) may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for a Fund.

B.              Service and Distribution Plans

The Trust has adopted Plans pursuant to Rule 12b-1 applicable to classes of shares offered by Multi-Class Funds, containing the following terms:

1.                  Class A Shares. Class A shares of each Fund offering Class A shares shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares of the Trust, as provided in the Master Distribution Plan and Supplements thereto, subject to an annual limit of 0.50% of the average daily net assets of a Fund attributable to its Class A shares, provided that up to 0.25% of such average daily net assets may be designated out of such reimbursements as a “service fee,” as defined in the NASD rules and policy statements of the Financial Industry Regulatory Authority. The Adviser has undertaken to limit the total of the foregoing fees to no more than 0.25% of a Fund’s average annual daily net assets for at least the first year of the Funds’ operations.

2.                  Class C Shares. Class C shares of each Fund offering Class C shares shall compensate intermediaries and reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares of the Trust, as provided in the Class C Distribution and Servicing Plan, subject to an annual limit of 1.00% of the average daily net assets of a Fund attributable to its Class C shares, provided that up to 0.25% of such average daily net assets may be designated out of such compensation and reimbursements as a “service fee,” as defined in NASD rules and policy statements of the Financial Industry Regulatory Authority.

3.                  Class F Shares. Class F shares of each Fund offering Class F shares shall compensate the Adviser or Distributor, or their affiliates, for distribution and marketing of such Class F shares of the Trust, as provided in the Class F Distribution and Servicing Plan, in an amount, or at a rate, equal to 0.10% on an annual basis of the average daily net asset value of the Class F Shares of the Fund.

4.                  Class I Shares. No Supplement to the Master Distribution Plan has been adopted for Class I shares of any Fund.

5.                  Class R6 Shares. No Supplement to the Master Distribution Plan has been adopted for Class R6 shares of any Fund.

C.              Allocation of Income and Expenses

1.              General

(a)                Daily Dividend Funds

Funds that declare distributions of net investment income daily and that maintain the same net asset value per share in each class (“Daily Dividend Funds”) will allocate gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) to each class on the basis of relative net assets (settled shares). “Relative net assets (settled shares),” for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated also include expenses of the Trust that are allocated to a Fund and are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of the particular Fund that are not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees, and other expenses relating to the management of the Fund’s assets.

(b)               Non-Daily Dividend Funds

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include expenses of the Trust that are allocated to a Fund and are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of the particular Fund that are not attributable to a particular class of the Fund (“Fund Expenses”). Trust Expenses include, but are not limited to, Trustees’ fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees, and other expenses relating to the management of the Fund’s assets.

2.                Class Expenses

Expenses attributable to a particular class (“Class Expenses”) shall be limited to: (a) payments pursuant to the 12b-1 Plan by that class; (b) transfer agent fees attributable to that class; (c) printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current shareholders of that class; (d) registration fees for shares of that class; (e) the expense of administrative personnel and services as required to support the shareholders of that class; (f) litigation or other legal expenses relating solely to that class; and (g) Trustees’ fees incurred as a result of issues relating to that class. Expenses described in (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may be allocated as Class Expenses, but only if the Trust’s President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended (“Code”).

In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act.

3.                Waivers or Reimbursements of Expenses

Expenses may be waived or reimbursed by the Adviser, the Distributor or any other provider of services to a Fund or the Trust without the prior approval of the Board of Trustees.

D.              Exchange Privileges

Shareholders of a Multi-Class Fund may exchange shares of a particular class for shares of the same class in another Multi-Class Fund at relative net asset value and with the payment of any excess of the sales charge applicable to the shares to be acquired over the sales charge previously paid on the shares being exchanged, provided the shares to be acquired in the exchange are qualified for sale in the shareholder’s state of residence and subject to the applicable requirements as to minimum amount. In addition, shareholders of Class I shares of a particular Fund may exchange their shares into Class R6 shares of that same Fund, provided that all eligibility requirements for investment in Class R6 shares are met by that particular shareholder.

E.              Board Review

1.                  Approval of Plan

The Board of Trustees, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or a Fund (“Independent Trustees”) must approve this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Fund individually and of the Trust. Their determination must be based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

2.                  Approval of Amendments

This Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trust. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment.

3.                  Periodic Review

The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

F.                  Contracts

Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

G.                Effective Date

The Plan having been reviewed and approved by the Board of Trustees and by a majority of the Independent Trustees as indicated in Section E.1 of the Plan, originally took effect as of December 6, 2012; was amended on September 24, 2013; was amended and restated on December 5, 2013; was amended and restated on April 23, 2014; and was amended and restated on November 16, 2016.

SCHEDULE A

As adopted by the RBC Funds Trust Board of Trustees on November 11, 2016

Series of RBC Funds Trust	Class I	Class A	Class C	Class F	Class R6
Access Capital Community Investment Fund	x	x			x
RBC Mid Cap Value Fund	x	x			x
RBC Enterprise Fund	x	x			x
RBC Small Cap Core Fund	x	x			x
RBC SMID Cap Growth Fund	x	x			x
RBC Microcap Value Fund	x	x			x
BlueBay Emerging Market Corporate Bond Fund	x	x			x
BlueBay Emerging Market Select Bond Fund	x	x			x
BlueBay Global High Yield Fund	x	x			x
BlueBay Global Convertible Bond Fund	x				x
BlueBay Absolute Return Fund	x	x	x		x
RBC Emerging Markets Equity Fund	x	x			x
RBC Emerging Markets Small Cap Equity Fund	x	x			x
RBC Short Duration Fixed Income Fund	x			x	x
RBC Ultra-Short Fixed Income Fund	x			x	x
RBC BlueBay Emerging Market Unconstrained Fixed Income Fund	x				x
RBC Blue Bay Diversified Credit Fund	x				x
RBC Small Cap Value Fund	x				x
RBC Global Opportunities Fund	x				x
RBC International Opportunities Fund	x				x